U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                    ---------
                                 CURRENT REPORT

PURSUANT  TO  SECTION  13  OR  15(D)  OF  THE  SECURITIES  EXCHANGE  ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 13, 2000

                       COMMISSION FILE NUMBER: 000-28481

                     DIGITAL VIDEO DISPLAY TECHNOLOGY CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




       NEVADA                                            86-0891931
(STATE OF ORGANIZATION)                     (I.R.S. EMPLOYER IDENTIFICATION NO.)

                         590 MADISON AVENUE- 21ST FLOOR
                             NEW YORK, NEW YORK 10022
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

        COMPANY'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 521-4075


                                      NONE
                        --------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM  1: CHANGES IN CONTROL OF REGISTRANT.

Pursuant to an Agreement and Plan of Merger, dated March 17, 2000, on March 20, 2000, Digital Video Display Technology Corp. ("DVDT" or "Registrant"), issued 20,000,000 shares of it restricted Common Stock, par value $.001, to eMedia3, Inc., a California corporation, in consideration for all of the outstanding shares of stock of eMedia3, Inc. This issuance was in conjunction with a merger transaction between DVDT and eMedia3,Inc., as more fully described in Item 2, below. This was a stock-for-stock transaction and involved no cash.

As a result of this stock issuance, the former sole shareholder of eMedia3, Inc., R.A. Moss, and 4 key employees who received a portion of the 20,000,000 shares issued to eMedia3, Inc., now have beneficial ownership, directly or indirectly, of 47% of the total outstanding shares of DVDT. Mr. Moss individually owns 9,250,000 shares, or 22% of the total outstanding shares of DVDT. Prior to this transaction, no single person had control of the shares of DVDT. DVDT is not aware of any arrangements, the operation of which may result in a further change in control of DVDT, as contemplated by Item 403(c) of Regulation S-K. nor are there any arrangement or understandings among members of the former and new control persons and their associates with respect to the election of directors or other matters, except as set forth in the Agreement and Plan of Merger, which provides for certain new and additional officers and directors in conjunction with the merger.


ITEM  2:  ACQUISITION OR DISPOSITION OF ASSETS.

On March 17, 2000, DVDT acquired, by merger, 100% of the total outstanding shares of stock of eMedia3, Inc., a Delaware corporation, in exchange for 20,000,000 shares of DVDT's restricted Common Stock, par value $.001. the amount of the consideration was determined by the parties based on their agreed-upon value of the intellectual property assets owned by eMedia3, Inc. This was a share exchange and no cash was involved.


The transaction was pursuant to an Agreement and Plan of Merger ("Agreement"). The sole owner of the total outstanding shares of eMedia3, Inc., was Randy A. Moss, who was also the sole officer and director of eMedia3, Inc., and pursuant to the Agreement, became a Director and the Chief Operating Officer of DVDT.


The assets of eMedia3, Inc., consist of intellectual property, including the following:

     INTERNET WEB SITES

   1) 4 Just Odds

   2) Premiere Poster

   3) Digital Video Music (5 sites)


     DOMAIN NAMES

   1) E-Media3.com

   2) E-Media3.net

   3) E-Media2.com

   4) E-Media2.net

   5) 4justodds.com

      TECHNOLOGY

   1) Various patents to be applied for in the name of DVDT and other intellectual property.

DVDT intends to integrate these assets into its business operations.

There are no material relationships between Mr. Moss and the registrant or any of its affiliates, any officer or director of the registrant, or any associate of any such officer or director, save and except for an employment agreement entered into by and between DVDT and a separate corporation owned by Mr. Moss, as fully described below. This agreement was entered into concurrent with the merger described above.

Although the Agreement was entered into on March 17, 2000, the conditions to Closing, as set forth in Paragraph 6.01, were not satisfied and completed until May 30, 2000, the Closing Date. A copy of the Agreement and Plan of Merger is included as an exhibit to this filing.


Mr. Moss also, by and through A-Infocom, Inc., a California corporation, entered into an Engagement Agreement with DVDT, which sets forth the terms of employment of Mr. Moss by DVDT, by and through A-Infocom, Inc. Mr. Moss is the sole officer, director and shareholder of A-Infocom, Inc.

A copy of the Engagement Agreement is included as an exhibit to this filing.


ITEM 5. OTHER EVENTS.

As a result of the merger described in Item 2, above, the nature of DVDT's business operations will be modified, as follows:


BUSINESS OVERVIEW

DIGITAL VIDEO DISPLAY TECHNOLOGIES CORPORATION ("DVDT") INTENDS TO BE A NEW MEDIA COMPANY PROVIDING SPECIALIZED CONTENT-(HIGH-RESOLUTION DIGITAL VIDEO MUSIC AND AUDIO, INTERACTIVE MEDIA, SPORTS CONTENT, ETC.) ON-DEMAND. THE COMPANY IS UTILIZING DIGITAL TECHNOLOGY IN AN EFFORT TO REVOLUTIONIZE THE DELIVERY OF ENTERTAINMENT CONTENT AND MERCHANDISE TO THE CONSUMER - PROVIDING A MULTIMEDIA, INTERACTIVE ENTERTAINMENT EXPERIENCE FOR A CONSUMER IN THE DIGITAL AGE. OUR PRINCIPAL PRODUCT AND MODE OF DELIVERY WILL BE A VIDEO JUKEBOX.

We intend to engage in the following four primary areas of business activities, each of which is discussed more fully in the section called "Business-General" below:

The design, manufacture,  and distribution of location-based Interactive Video
Music/Merchandising  Centers   (VIDEO   JUKEBOXES)

The creation and acquisition of original and unique electronic entertainment content

The   deployment   of entertainment-based  broadband Internet web sites

The  research, development and utilization of New Media technologies


BUSINESS-GENERAL

Using content-on-demand digital technology, DVDT's operations are divided into two divisions: Video Jukebox Division and Interactive Media Division.

Video Jukebox Division

This division is focused entirely and exclusively on the development of VIDEO JUKEBOXES.

DVDT's core business will be the design, manufacture, distribution and sale of its Interactive Video Music/Merchandising Centers (VIDEO JUKEBOXES) to provide CONTENT-ON-DEMAND to bars, restaurants and other entertainment establishments. Utilizing advanced multi-stream advertising and remote digital video server technologies, DVDT's VIDEO JUKEBOXES deliver DVD quality music videos,
advertising,    specialty   promotional
merchandise, interactive consumer communications and e-commerce capabilities via a remote high-speed DSL/Server network. Simply stated, not only can patrons purchase music selections, VIDEO JUKEBOXES actually enable customers to buy products and services as they would on the Internet.

The Video Jukebox (location based unit) is a digital content/advertising/programming storage unit that is constantly being updated from the centralized server network. The company's centralized server controls and provides these remote location based units with interactive content, merchandising, advertising and promotions for the consumer. DVDT's server side technology allows us to customize the content at a given venue on the fly from remote server locations based on a given audience's demographics. At the same time, our technology allows advertisers to tailor their messages quickly and easily based on the same audience's characteristics. The speed and ease with which delivered content can be refined is one of the VIDEO JUKEBOX's greatest strengths.

Utilizing advanced multi-stream advertising and remote server technologies, DVDT's VIDEO JUKEBOXES combine all of the strengths of conventional jukeboxes with the advantages of high-speed Internet connectivity to instantly deliver DVD-quality music videos, live broadcasts, interactive advertising and e-commerce. The VIDEO JUKEBOXES will even print cross-promotional coupons, vouchers and tickets.

Video Jukebox Revenue Components

WE PROJECT OUR REVENUES FROM OUR VIDEO JUKEBOX DIVISION WILL BE DERIVED FROM THREE PRIMARY SOURCES, IN THE FOLLOWING PERCENTAGES:

1) Manufacture and Sale of Units (40%)
2) Advertising, Merchandising (E-Commerce), and promotions (54%)
3) Specialty Programming (6%).


VIDEO JUKEBOX Product Development in 2001

In 2001, we anticipate developing three principal new products which we believe will serve our projected markets:

HDTV model of the VIDEO JUKEBOX
Sports Interactive Unit
Theatre Lobby Merchandising Unit

Interactive Media Division
==========================

The Interactive Media Division is comprised of three separate departments:

1)  NETWORK OF BROADBAND WEBSITES
In addition to its location-based VIDEO JUKEBOXES (Closed Delivery System), DVDT also intends to deliver its entertainment content to a network of web sites (Open Delivery System). Initially focusing primarily on unique sports news, data and analysis, DVDT's Open Delivery System will eventually offer downloadable videos, live sporting events and interactive entertainment via the Internet. By organizing the company into Open and Closed delivery channels, DVDT has created a content on-demand network whose time has come.

SPORTS
Headquartered in Las Vegas, Nevada, DVDT's Sports Division will consist of an extensive and sophisticated network of sports entertainment websites all linked to 4JustOdds.com. Catering to everyone from the casual fan to the die-hard sports fanatic, 4JustOdds.com features real-time Las Vegas and foreign sports book odds, breaking sports news, daily features, league trends, and statistical analysis for every major domestic and international sporting event. From football and basketball to Jai Alai and horse racing, DVDT's network of entertainment websites will be the premier online source for real-time sports news, data, and analysis.

Content from these web sites will be directly transferable to the sports interactive video display units.

ENTERTAINMENT  Our   entertainment   related  web  sites  are  planned  offering
specialized content and programming.

MUSIC
Five planned broadband music web sites will turn an Internet user's home computer into a digital VIDEO JUKEBOX.


2)  DVD & CD MUSIC VIDEOS, AUDIO & MULTIMEDIA MINI DISKS

DVDT has developed a mini CD-ROM approximately the size and shape of a business card that fits into a standard computer slot. These web cards can be used to store a multi-media presentation as well as a direct link to a client's web site. This unique marketing tool is highly versatile as a promotional vehicle and will also be used in the development of the Digital Video Music Sites. Specialized portable programming (same as the VIDEO JUKEBOX) creates an interactive look and feel for multimedia and video presentations.


3)  CONTENT PROVIDER

TRUE CONTENT DELIVERED INSTANTLY ON-DEMAND
DVDT intends to deliver its unique entertainment content via two electronic channels: VIDEO JUKEBOXES (Closed System) and a network of broadband websites (Open System).

WHOLESALE SPORTS CONTENT
DVDT intends to provide specialty Internet content (mainly developed from the sports division's web sites) for transport into other web sites.

Interactive Media Revenue Components

WE PROJECT OUR REVENUES FROM OUR INTERACTIVE MEDIA DIVISION WILL BE DERIVED FROM THREE PRIMARY SOURCES, IN THE FOLLOWING PERCENTAGES:

1) Broadband Websites (70%)
2) DVD/CD Mini disks (10%)
3) Content Provider - Wholesale (20%)


Service and Support
---------------------
The VIDEO JUKEBOX system will be sold with a content, service, maintenance, and management contract which will be subcontracted to an independent third party. Company has been verbally negotiating with several large, well-established independent service organizations which offer seven-day a week, 24-hour a day maintenance and service. Company feels service will be a primary concern to location owners who have installed or are contemplating installing a jukebox.


Industry Background
--------------------
Currently, the conventional jukebox industry generates over $2.5 billion per year in coin drop revenues in the United States alone (Vending Times, 1998).There are approximately 350,000 jukeboxes operating in the United States. The average jukebox generates revenues of approximately $600 per month based on 1,800 selections played. Currently there are approximately 50 large distributors and 7,500 operators managing this business.

The business model for the jukebox industry has been under tremendous pressure over the past five years due to the emergence of broadcast music video, video game narrowcast networks, and other media competing for the attention of consumers. In addition, certain basic economic factors must be considered in evaluating any entry into the jukebox industry, which are set forth below:

o The cost for audio plays has remained static at three plays for a $1.00. (This number is trending downward to as low as 5 plays for $1.00.)

o The average play time of a jukebox is 7,200 minutes per month, based on 1,800 plays within a 13 hour day, six days a week. The total playtime possible within this timeframe is 20,280 minutes.

o  A cost efficient video jukebox does not exist in the market today.

o  Service, maintenance, and content-update costs continue to rise.

o  Theft, and  pilferage  continue  to  be  on  the  rise.

o  Intense competition for prime locations continue to erode operating margins.

Any entrant into the jukebox industry must be prepared to operate within these parameters and to cooperate with the current distributors, while at the same time introducing cutting edge technology into the industry to obviate potential competitive technologies. Today, in this industry, jukebox manufacturers all suffer from technological obsolescence.

Competition
-----------
Company's primary competitors are manufacturers of conventional jukeboxes. The largest manufacturers of conventional jukeboxes and their estimated market share as of 1997 are the following companies:

Rowe International, Grand Rapids, Michigan:        40%
NSM America, Bensenville, Illinois:                25%
Rock-Ola Manufacturing, Torrance California:       25%
Wurlitzer Jukebox, Gurnee, Illinois:               10%

Company has not been able to identify any competitors with technology comparable or similar to the VIDEO JUKEBOX system . However, all of Company's primary competitors are substantially larger and have significantly greater financial resources than Company. In addition, their distribution channels are fully established and their brand names are well-known.

In 1997, manufacturers sold approximately 22,000 jukebox units for a total retail value of $132 million. The average retail price of a jukebox, loaded with content, was $6,000 per unit.

Company has identified other competition for the VIDEO JUKEBOX system, primarily from audio music private networks, cable and satellite. Examples are MTV, MuchMusic, and VH1. Because these companies have entirely different distribution and pricing models than the conventional electro-mechanical jukebox companies, direct comparisons cannot be made.

Marketing Plan
--------------
Company intends to aggressively market the superior technology of the VIDEO JUKEBOX System. Its initial goal is to replace approximately 10%-15% of the 350,000 conventional jukeboxes located primarily in bars and restaurants with the VIDEO JUKEBOX system within the next 3 years, as more fully described below. Company believes it can accomplish this goal by forming business relationships with the top distributors in the jukebox industry by offering a unique split of the coin drop revenues generated by the VIDEO JUKEBOX system, thereby enhancing the total revenue generated by its partners within the industry. However, Company has not yet formed any such business relationships. Company will also attempt to expand the market for the DVD Juke System beyond bars and restaurants to fast food restaurants, colleges, shopping centers, etc.

The incentives  provided to distributors for forging such  relationships will be
(i) significant new revenue potential from their distribution network, (ii) exclusive territorial boundaries granted by Company, thereby ensuring maximum penetration of the new product, (iii) long-term access to new video products and
(iv) access to the entertainment, e-commerce business. In addition, the Company has attempted to address some of the current problems of the industry as follows:

**By providing video, the cost per play can be increased to two selections for $1.00, thereby increasing the pay-for-play revenue

**Because the VIDEO JUKEBOX system includes video, it can offer 600 minutes per month of prime time consumer and brand advertising.

**The company can offer off-peak customized content of 12,480 minutes at Internet prices ($15.00 per hour).

**The VIDEO JUKEBOX system will retail at comparable prices to the standard jukebox

**The entire system is networked for cost effective remote diagnostics and downloading of content, reducing infrastructure.

**The distributors and operators will be able to remotely access each VIDEO JUKEBOX system, ensuring security and optimum management.

**The industry will have a state-of-the-art product for their locations that is revenue generating, versus subscription or cost.

**The distributors will have a product that they can expand into many new channels of distribution, such as hotels, malls, and fast food restaurants.

The Company intends to work closely with its distributors in marketing the VIDEO JUKEBOX system to the bars and restaurants that commonly have jukeboxes.

The Company is also in the process of introducing the VIDEO JUKEBOX system to several national brand name advertisers, most of which have requested a demonstration. To date, presentations have been made to several potential Advertisers. The response of these advertisers has been positive and discussions are currently under way with various advertisers to become sponsors of the VIDEO JUKEBOX system. However, no such sponsors have entered into agreements to date.


Trade Shows: The Company will participate as an exhibitor to demonstrate the VIDEO JUKEBOX system and issue new product releases at selected national and international trade shows sponsored by the Amusement and Music Operators Association (AMOA) and Amusement Showcase International (ASI). Company considers the following Year 2000 trade shows to be excellent venues in which to demonstrate its VIDEO JUKEBOX system: the Point-of-Purchase Advertising Institute Show, the Annual Nightclub and Bar Show, the Family Entertainment Centers Show, and the International Amusement Parks and Attractions Show. Other possible venues will include the National Restaurant Show, the Convenience Store Show, the American Hotel and Motel Show, and the International Shopping Center Show.

Trade Publications: A number of print media opportunities exist for promoting the VIDEO JUKEBOX system in order to communicate the superiority of the VIDEO JUKEBOX system compared to conventional jukeboxes. These publications include Replay Magazine, Playmeter Magazine, Vending Times, Street Beat Magazine, Nightclub and Bar Magazine and Fun World Magazine. Company intends to advertise its VIDEO JUKEBOX system in some or all of these publications to promote the product.

Promotional Video and Informational Kit: The Company intends to produce a promotional/informational video describing the VIDEO JUKEBOX system and its features, benefits and values. A brochure and informational kit will also be created summarizing the features of the VIDEO JUKEBOX system. The materials will differentiate the product from its competitors' products outlining the advantages and superiority of the VIDEO JUKEBOX system over conventional jukeboxes.

Manufacturing  and  Distribution
--------------------------------
The Company has established business relationships with some distributors in the jukebox industry and has verbal agreements with certain distributors to market the VIDEO JUKEBOX system to the locations that they service.

Licenses
--------
Company is actively pursuing license agreements with several record companies for the right to display music videos. Company does not expect to incur a cost for such rights, but rather, in exchange for the right to display their videos, Company is offering record companies programming information such as play lists compiled by the VIDEO JUKEBOX system and cross-promotions. As an example of the latter, every time a certain music video by a well-known artist is selected by a customer, Company will program the VIDEO JUKEBOX system to also play at no additional cost a music video by an unknown artist that the record company is attempting to promote. Additionally, since music videos are primarily considered promotional materials by the record companies, as opposed to revenue generating assets, Company expects to obtain the rights to display music videos on the VIDEO JUKEBOX system at no cost to Company.


In accordance with The Copyright Act of 1976, as amended, Company is not required to obtain licenses to stock the audio content of the VIDEO JUKEBOX system. Payment of a performance royalty is required for the songs played over the VIDEO JUKEBOX system; however, this fee is the responsibility of the location owner and Company has no responsibility for this fee or for obtaining performance licenses for the locations.

Company also intends to expand the scope of its content licenses and obtain licenses that will enable it to display sports highlight films, comedy clips and pay-per-view events on the VIDEO JUKEBOX system.



BUSINESS TRANSACTIONS AND ACTIVITIES

The Company has established various business relationships which it feels will help further its business plans and objectives. These include:

o  Applying for 16 patents of its open and closed system technologies.
o Investigating potential acquisitions of several rapidly growing companies developing vertical technologies.
o Entered into a contract with OpenPhase Inc. to develop and implement a high speed/custom content management system..
o Negotiating for the licensed use of video content from the big six record companies associated with the jukebox industry. This agreement will be expanded to include the pay-for-use (purchase) video retail market.
o Plan to design & implement 5 Broadband web sites (three high-speed Internet web sites and two other entertainment related web sites). These sites will offer both a marketing and internet development tool to illustrate the merging of closed and open systems for advertisers and consumers.
o Established a Sports Content Division for specialized and interactive sports information and content.

BUSINESS RELATIONSHIPS

The Company has established various relationships which we believe will help further our business plans and objectives. These include relationships with the following companies:

Openphase (subsidiary of G-Bay, Inc.)
Openphase will provide DVDT with customized software for server and database management, and the delivery and tracking of content to the location based VIDEO JUKEBOX. This includes video, audio, multi-media and interactive. DVDT currently has a development contract for the server/database management component of the network.

DVDT is currently in discussions with G-Bay, Inc. for a percentage interest in Openphase. If successful, this would increase the Company's programming and networking capabilities and its access to the rapidly growing server/content management market.

Soundelux
DVDT has entered into negotiations with Soundelux to provide content to two planned DVDT web sites as well as technical, advertising sales and marketing services.

Soundelux is interested in working with DVDT to introduce a modified VIDEO JUKEBOX for use in movie theatres as a merchandising media center.

Digex, Inc.
Digex, Inc. hosts DVDT's server requirements and provides a number of mission critical services, including expandability, backup and data management for Europe.

LAS VEGAS DISSEMINATION COMPANY ("LVDC")
LVDC has agreed to provide DVDT with real time horse racing odds and access to certain live horse racing video feeds for use on the web and at the location based VIDEO JUKEBOX units.

BLOOD STOCK RESEARCH INFORMATION SERVICE, INC. ("BRIS")
BRIS has agreed to provide DVDT with exclusive information and content for its sports related web sites. In return DVDT will feature BRIS products for a commission on all sales derived from DVDT.

CDM/Primary Networks
CDM is a premier fantasy sports management company and developer of fantasy sports games.

CDM has agreed to work with DVDT to develop a series of sports fantasy games to be offered on the DVDT web sites. Included in this development will be a series of fantasy sports games aimed at the European market. CDM will also provide content for DVDT web sites.


PLANNED FUTURE EXPANSION

Market Penetration
It is estimated that by the end of 2002, DVDT will have 30-50,000 VIDEO JUKEBOXES in place for distributors. These are replacements for the approximately 350,000 location based Jukeboxes, of which DVDT plans to have 10-15% of the locations in three years. The motivation for these replacements will be the significantly higher revenue generated through advertising revenue and merchandising of VIDEO JUKEBOXES.

Bar-Top Sports and Entertainment Location Based Unit
o  Sports gaming and programming
o  Sports News and information system
o  Real time odds
o  Fantasy Sports Games

This niche market holds a tremendous growth potential for the company. Key to this market lies in the development of joint sales with the VIDEO JUKEBOX product.

Theatre Media Centers - (for Movie theatre lobbies)
o  DVD quality video and audio
o  Movie  trailers,  movie  music  videos,  and  merchandising  station
o  Order merchandise  through  the kiosk with cash or credit card
o  Linked theatres for special promotions and events
o  Central Server programming and control

This media center offers the consumer the ability to buy movie theme merchandise with cash or credit card. We intend to be strategically located in the lobbies of theatres, where we believe the centers will become an electronic point of purchase mechanism that is both entertaining and fun for consumers.

High Speed Web Sites for Entertainment based Content-on-Demand
o  Sports Odds Web Site(s)
o  Premiere Poster Entertainment Web Site

Digital Video Web Sites - Specialty Content Streaming and Downloadable Videos
o  Five planned specialty broadband websites

FORWARD-LOOKING STATEMENTS

Certain information included in the foregoing business disclosure materials which are not purely historical are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"), including DVDT.'s beliefs, expectations, plans, hopes or intentions regarding the future. All forward-looking statements are made as of the date hereof and are based on information available to the Company as of such date. It is important to note that actual outcome and the actual results could differ materially from those in such forward-looking statements. Words such as "plan", "expect", "anticipate" and "intend" indicate forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as technological, legislative, corporate and marketplace changes. Such forward-looking statements may also relate to the future anticipated direction of the video entertainment industry, plans for future expansion, various business development activities, planned capital expenditures, future funding resources, anticipated sales growth and potential contracts. These forward statements are subject to a number of known and unknown risks and uncertainties that could cause actual operations or results to differ materially from those anticipated. DVDT relies on the safe-harbor provisions of the PSLRA in making these disclosures.


MANAGEMENT

Concurrent with the merger, DVDT has installed new officers and directors. Background of the current officers and directors is as follows:

Lee Edmondson - Mr. Edmondson has been the President and Chairman of the Board of Directors of the the Company since January 1999. From April to November, 1998, he was CEO and a Director of VTI Acquisition, N.V., a privately-held research and development firm. From 1994 to 1997, he was Manager and a Director of Software Control Systems International Inc. He has been involved in several retail kiosk and multi-media companies since 1986. In 1998, he assisted in the formation of Digital Video Display Technology and is responsible for the formative activities of the commercialization of the products and business. He devotes full time to the business of the Company.

Marilyn G. Haft - Ms. Haft has been the Secretary, Treasurer, Executive Vice President and a Director of the Company since January 1999. From October 1998, she has also been Of Counsel with The Marshall Firm, in New York City, New York. From March 1996 to December 1997, she was a Partner with Look Here Pictures, Inc. in New York. From June 1994 to March 1996, she was General Counsel for Dover Film Finance Group Ltd., a financial services company that provides short-term funding requirements for major film studios, independent film producers and distributors, cable and record companies. In that role, Ms. Haft acted as a liaison with the CEOs and CFOs of film companies, guiding them through the financing structure, and conducted due diligence on all contractual and cash flow aspects of film distribution from theatrical, home video, pay and free television, pay-per view and ancillary rights. She also oversaw all legal issues and documentation for Dover programs..

Ms. Haft was a law partner of Tanner, Propp & Farber, a partner of Fischbein, Badillo, Wagner and Itzler and Of Counsel to Summit, Rovins and Feldesman. She also acted as a test case constitutional law litigator on the national level for a period of six years. Ms. Haft served in the Carter Administration in the following capacities: Associate Director of the Office of Public Liaison in the White House, Deputy Counsel to Vice President Walter Mondale in the White House and U.S. Representative to the United Nations. She ran the New York City primary campaign for Carter/Mondale in 1980.

She has been an award-winning independent film producer and worked at NBC News and ABC News on content and production. She is also an author of general non-fiction works, including legal works. She has been an adjunct professor of law at New York University School of Law and is an adjunct professor at NYU's Tisch School of the Arts Graduate Film and TV program where she teaches entertainment law and business to third year film graduate students. Ms. Haft is a graduate of the New York University School of Law and a member of the bar in New York State, the District of Columbia and the U.S. Supreme Court. She received a B.A. in 1965 from Brooklyn College and her J.D. from New York University in 1968. She devotes her time as required to the business of the Company.

R. A. MOSS - CHIEF OPERATIONS OFFICER AND DIRECTOR
R. A. Moss is the founder of Aspyre Internet Group and A-INFO.COM. An expert in Internet technology, design and marketing, Mr. Moss has developed major Internet projects for Majel Roddenberry (Star Trek), Wyland (environmental art), a major mortgage banking company, and MARKETINFO.COM (a small cap stock resource clearinghouse), not to mention several online sports information web sites. Mr. Moss has been engaged in the referenced business activities for over 5 years and will devote full time to the business of the Company.

KEITH HAWKINS - VICE PRESIDENT -NEW BUSINESS/PROJECT DEVELOPMENT AND DIRECTOR Keith Hawkins worked as a New Media Consultant for both MGM and Universal. A veteran of web-based entertainment, in 1996 Mr. Hawkins produced the first ever 100% live cyber-concert from a Hollywood venue (Slayer at the Whiskey Ago-go). Currently, Mr. Hawkins is developing several computer products for licensing with Paramount, Mattel, MLB, the NBA, and Star Trek. Together with Mr. Moss, Mr. Hawkins developed a cutting-edge Internet presence for several nightclubs on Hollywood's famous Sunset Strip. Mr. Hawkins has been involved in the referenced business activities for over 5 years and will devote full time to the business of the Company.

RICHARD DAVIS - VICE PRESIDENT -INTERNET & NETWORK TECHNOLOGY
Richard "Stien" Davis is the founder of Max Appeal Designs, a recognized pioneer and leader in the design of CD mini disks, a digital, interactive sales/marketing vehicle the size of a business card, capable of delivering sophisticated multimedia presentations on most CD players. Mr. Davis has been engaged in Max Appeal Designs for over 5 years and will devote full time to the business of the Company.

KEY EMPLOYEES

In addition to the new management personnel, the merger also enabled DVDT to acquire additional key employees, as follows:

GINA CAVALIER-KING - DIRECTOR OF NEW BUSINESS
In 1989, Gina Cavalier started at The Walt Disney Studios as an assistant buyer in the Licensing and Merchandising department. There she worked on a wide range of Disney programs and properties creating new and exciting promotional merchandise for giveaways and the retail marketplace. She then accepted a position at 20th Century Fox in their Promotional Tie-in and Product Placement division for Television and Feature Film releases working on such projects as "TRUE LIES", "THE PAGEMASTER", "MRS. DOUBTFIRE", and "NYPD BLUE".

Gina's entrepreneurial drive took her into radio, LIVE on KIEV 870 AM in Los Angeles, where she created and produced THE NATIONAL A&R RADIO REPORT. This show, exposed unsigned artists to the listening public, as well as catered to the recording industry. The show aired candid interviews with artists such as BRIAN SETZER, CHEAP TRICK, MOTORHEAD, and NIRVANA as well as industry professionals such as songwriters, producers, and record executives. The show gained instant acclaim and was syndicated to Phoenix, Arizona and Las Vegas, Nevada. Gina sold NARR and opened her own print and commercial modeling agency named, appropriately, CAVALIER MODELS & Talent. Her company discovered and developed new talent, and assisted in placing each client in their bests-suited market. During her time with the modeling agency, Gina wrote a fashion column for a college publication, CAMPUS CIRCLE MAGAZINE, which circulated throughout Southern California.

Gina went to work for an actress/director/writer Diane Ladd where she was given the chance to take hone her writing skills as she assisted Mrs. Ladd in transcribing her memoirs for her autobiography and re-writing a script for a feature release. This lead to a position handling the GENE RODDENBERRY ESTATE (STAR TREK FAME) after his passing to help Mrs. Roddenberry develop and produce a pilot that he had written entitled EARTH: FINAL CONFLICT, currently syndicated and airing on the WB. An episodic treatment for the show represents Gina's first collaborative effort with current writing partner Keith Hawkins. She devotes full time to the business of the Company.

Gina moved to Soundelux /Liberty Media working with founders Wylie Stateman and Lon Bender (Oscar award winning sound editors) as Office Manger. She was soon promoted to Internet Marketing manager for its newest division Cyberbuzz she developed and promoted feature films, television, and musical artists. Within 8 months this division was running at a profit margin of almost 60%, and had made deals with major studios to work on numerous projects to insure the life of the department. Gina has accepted a position with DVDT as Director of New Business.

STACEY LAUREN - INTERACTIVE MEDIA DIRECTOR
Ms.  Lauren  is the  owner  and  founder  of  Lauren  Design,  an  entertainment advertising and design firm specializing in the generation of key art, brochures, corporate identity, multimedia press kit CDRoms, and packaging. Ms. Lauren lists the following among her esteemed clients: Paramount Pictures, Universal Studios Hollywood, Universal Domestic Television, Rysher Entertainment, Overseas Film Group/First Look Pictures, Ameristar Casinos, DIRECTV, Bijan Fragrances, Activision Entertainment, Inc., Sherman Oaks Hospital, and the ACLU. She devotes her time as required to the business of the Company.

KEITH GLANTZ - DIRECTOR SPORTS DEVELOPMENT
Mr. Glantz is the owner and president of Sports At A Glantz, Inc., a sports consulting firm currently servicing The Stardust Hotel & Casino, The Las Vegas Hilton, Caesars Palace, Bowman International, CRIS Sports and Caribi Sports. Mr. Glantz has been the Official Oddsmaker for The Associated Press since 1983 (The Glantz/Culver Line), for Sports Eye publications since 1989 (College & Football Newsweekly, Sportsform, The Platinum Sheet and The National), and for The Sports & Info Link division of DTN (Data Transmission Network). For 12 years Mr. Glantz was the Race and Sports Book Director and Oddsmaker at the Palace Station Casino in Las Vegas. He opened the Race and Sports Book at the Hard Rock Casino. He devotes his time as required to the business of the Company.

KELSO STURGEON - SPORTS MARKETING
Mr. Sturgeon is a former Director of Public Relations and Marketing at four major Thoroughbred racetracks: Churchill Downs, Pimlico, Laurel Park and Arlington Park. While at Churchill Downs and Pimlico, Mr. Sturgeon handled public relations, publicity and marketing for The Kentucky Derby and The Preakness. Mr. Sturgeon is a former Regional Sports Editor for The Associated Press and has written several books on the subject, including THE COMPLETE GUIDE TO SPORTS BETTING, published by Harper & Row. Mr. Sturgeon has testified before the United States Congress on the subject of sports betting and regularly testifies in court as an expert witness on the subject. He devotes his time as required to the business of the Company.

JULIE HAWKINS - ART DIRECTOR
Ms. Hawkins studied Illustration and Graphic Design at the Otis/Parsons School of Design. After receiving her B.F.A. from Otis/ Parsons, Ms. Hawkins went on to free lance as a Graphic Designer for various companies and clients. Some of her most resent accounts have been with The Beverly Hills Polo Club, LA Gear, O.P., Converse, and Knock Out Clothing. Before becoming Cooperate Art Director for DVDT Ms. Hawkins was Associate Creative Director at ACI International. She devotes her time as required to the business of the Company.


GRACE BALNIS - LEAD PROGRAMMER - HTML
Ms. Balnis is the owner and founder of Grace Graphics, a print/web design company located in Los Angeles. For the past 5 years, Ms. Balnis has deigned for both print and online media. A graduate of the Academy of Art College, San Francisco, her projects include the full development of websites, corporate identities, layouts for magazines and CD designs. She devotes her time as required to the business of the Company.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Financial statements for eMedia3, Inc. and pro forma financial information will be filed within 60 days of the date of this report.


Exhibits attached pursuant to Item 601 of Regulation SK:

(1) Exhibit 2(a) - Agreement and Plan of Merger

    Exhibit 2(b) - Subscription Agreement

(2) Exhibit 10   - Engagement Agreement